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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG Peat Marwick LLP



KPMG PEAT MARWICK LLP



Fort Lauderdale, Florida,


April 2, 1997.